UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          January 18, 2007

ProUroCare Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Carlson Parkway, Suite 124, Plymouth, MN	55447
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code          952-476-9093

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities.

On January 18, 2007, ProUroCare Medical Inc. (“the Company”) received subscriptions from three individual investors to purchase a total of 937,500 of the Company’s Investment Units at a price of $0.40 each.  The issuance was made in reliance on exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended, for issuance by an issuer not involving a public offering.  Each Investment Unit consists of one share of the Company’s common stock and a 3-year warrant to acquire one-half share of the Company’s common stock for $0.25 ($0.50 per whole share), exercisable at the discretion of the investor during the term of the warrant.

The Company has also received a verbal commitment from a fourth individual to purchase an additional 312,500 Investment Units under the same terms, and expects to receive a written subscription agreement within one week.

The Company intends to use the $500,000 gross proceeds from all four investors to meet certain short-term obligations, expand relationships with its development partners, and advance the development of its innovative ProUroScanTM prostate imaging system while continuing to pursue additional financing opportunities.  The Company will receive $250,000 of the proceeds immediately, with the remaining $250,000 to be received in February 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

	By:	/s/ Richard C. Carlson
January 24, 2007		Richard C. Carlson,
Chief Executive Officer